FlitWays Technology Inc.
Condensed Financial Statements
June 30, 2016 and December 31, 2015

FLITWAYS TECHNOLOGY INC.
CONDENSED BALANCE SHEETS
As of June 30, 2016 and December 31, 2015

	June 30,	December 31,
	2016	2015
	(Unaudited and unreviewed)
ASSETS
Current Assets:
Cash	$4,687	$7,107
Accounts receivable, net	4,577	6,913
Total current assets	9,264	14,020

Property and equipment, net	-	1,290

Total Assets	$9,264	$15,310

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$5,519	$22,171
Wages payable	180,000	144,000
Sales tax payable	19,213	17,379
Chargeback reserve	2,204	1,727
Other payable	4,538	-
Total current liabilities	211,474	185,277

Line of credit - related party	97,323	51,914
Accrued interest	8,751	6,562
Total liabilities	317,548	243,753

Stockholders' deficit
Common stock, $.00001 par value, 10,000,000 shares
authorized, 10,000,000 issued and outstanding, respectively	100	100
Additional paid in capital	24,900	24,900
Accumulated deficit	(333,284)	(253,443)

Total stockholders' deficit	(308,284)	(228,443)

Total liabilities and stockholders' deficit	$9,264	$15,310

The accompanying notes are an integral part of these financial statements.

FLITWAYS TECHNOLOGY INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited and unreviewed)

	Six months ended June 30,
	2016	2015

Net sales	$173,049	$124,831
Cost of sales	(114,221)	(110,168)
Gross profit	58,828	14,663

Operating expenses
Wages and salaries	36,000	36,420
Professional fees	59,254	587
Rent expense	9,607	4,421
Depreciation expense	1,290	1,761
Advertising expense	4,086	1,527
General and administrative	26,243	28,038
Total operating expenses	136,480	72,754
Operating loss	(77,652)	(58,091)

Other Non-Operating Income and Expenses
Interest expense	(2,189)	(1,871)
Net loss	$(79,841)	$(59,962)

Basic and Diluted Loss per Share - Common Stock	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding:
Basic and Diluted Common Stock	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

FLITWAYS TECHNOLOGY INC.
CONDENSED STATEMENT OF CASHFLOWS
(Unaudited and unreviewed)

	Six months ended June 30,
	2016	2015

OPERATING ACTIVITIES
Net loss	$(79,841)	$(59,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,290	1,761
Changes in operating assets and liabilities
Accounts receivable	2,336	(2,593)
Accounts payable	(16,652)	4,120
Wages payable	36,000	36,000
Sales tax payable	1,834	5,207
Chargeback reserve	477	662
Other payable	4,538	4,894
Accrued interest	2,189	1,871
Net cash used in operating activities	(47,829)	(8,040)

FINANCING ACTIVITIES
Proceeds from related party notes payable	45,409	1,692
Net cash provided by financing activities	45,409	1,692

NET DECREASE IN CASH	(2,420)	(6,348)

CASH AT BEGINNING OF PERIOD	7,107	14,569

CASH AT END OF PERIOD	$4,687	$8,221

The accompanying notes are an integral part of these financial statements.

FLITWAYS TECHNOLOGY INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

FlitWays Technology Inc. (the “Company”) was formed in the State of Delaware in October 2014. The Company was originally formed in California during April 2014 as a limited liability company under the name OnCabs, LLC, after being operated as a sole proprietorship beginning January 2013. The changes in legal entity have been accounted for as reorganizations at historical cost, since the Company was under common control. The accompanying 2014 statement of operations reflects results for the full year ended December 31, 2014.

The Company is in the “on demand” transportation business providing businesses and private traveler’s access to book and schedule ground transportation online or by mobile device. The Company gives travelers access to customizable travel rides through a network of ground travel providers. It incorporates ride booking into the travel industry by making travel ride booking available at various travel points of sale to allow travelers to book rides that fit their lifestyle online and on its mobile application.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information required by GAAP for complete annual financial statement presentation.

In the opinion of management, all adjustments necessary for a fair presentation of the results of operations have been included in the accompanying unaudited condensed financial statements. Operating results for the six-month period ended June 30, 2016, are not necessarily indicative of the results to be expected for other interim periods or for the full year ended December 31, 2016. The unaudited financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Current Report on Form 8-K for the years ended December 31, 2015 and 2014.

Use of Estimates

The preparation of the Company’s interim financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all unrestricted cash, short-term deposits, and other investments with original maturities of no more than ninety days when acquired to be cash and cash equivalents for the purposes of the statement of cash flows. As of June 30, 2016 and December 31, 2015, the Company did not have any cash equivalents.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenues are generally recognized when an agreement exists and price is determinable, the service has been rendered, net of discounts, returns and allowance and collectability is reasonably assured. These conditions are typically met when the trip has been completed.

Cost of Sales

Cost of sales includes cost of the various transportation providers and merchant fees related to each transaction.

Accounts Receivable

Accounts receivable are comprised of credit card settlements and receivables from travel partners and are stated at cost less an allowance for estimated uncollectible accounts. The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of the Company’s customers. Account balances are written off against the allowance when it is determined that it is probable that the receivable will not be recovered. As of June 30, 2016 and December 31, 2015, no allowance for bad debt was considered necessary.

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company evaluates its tax positions in a two-step process. First, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the taxing authorities. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

The Company initially recognizes a tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

The Company’s policy is to recognize both interest and penalties related to unrecognized benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties during three or six months ended June 30, 2016 and 2015, and during the year ended December 31, 2015.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss Per Share

The Company applies Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if such additional shares had been issued and were dilutive. For the six months ended June 30, 2016 and 2015, the Company had no potentially dilutive shares. Accordingly, basic and dilutive loss per common share are the same.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization, and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives or the term of the lease, as appropriate. Web engine and equipment are depreciated over a period of three years.

Fair Value of Financial Instruments

As of June 30, 2016 and December 31, 2015, the Company did not have any assets or liabilities measured at fair value on a recurring or nonrecurring basis.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising costs incurred amount to $4,086 and $1,527 for the six-months ended June 30, 2016 and 2015, respectively.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent Events

The Company evaluated subsequent events for their potential impact on the accompanying financial statements and disclosures through October 14, 2016, which is the date of the accompanying financial statements were available to issue. The following events occurred subsequent to our evaluation date:

On September 7, 2016, Cataca Resources, Inc. (CATQ) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with the Company. Pursuant to the Share Exchange Agreement, the CATQ will acquire 100% of the issued and outstanding equity of the Company and in exchange the Company shall issue to the Company 20,000,000 restricted shares of its common stock. As a result of the Share Exchange Agreement, the Company shall become a wholly owned subsidiary of CATQ. Upon closing, the transaction will be accounted for as a reorganization and a “public shell reverse merger” resulting in the Company becoming a public Company.

Significant Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, issued as a new Topic, ASC Topic 606 (ASU 2014-09). The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of the guidance is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On April 1, 2015, the FASB decided to defer the effective date of the new revenue standard by one year. For public entities, the update is effective for financial statements issued for fiscal years beginning after December 15, 2018, and for private entities, the update is effective for financial statements issued after December 15, 2019. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its financial statements or decided upon the method of adoption.

In February 2016, the FASB issued ASU 2016-02, Leases. The standard requires a lessee to recognize a liability to make lease payments and a right-of-use asset representing a right to use the underlying asset for the lease term on the balance sheet. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact that this standard will have on its financial statements.

NOTE 3. GOING CONCERN

The Company sustained operating losses during the six months ended June 30, 2016 and 2015 and for the years ended December 31, 2015 and 2014. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3. GOING CONCERN (continued)

The Company is able to operate with negative net working capital and net losses due to a line of credit from a related party. The Company believes it will achieve future positive operating cash flows, continued support from related parties, and the ability to continue to roll over short-term debt, taken together, provide adequate resources to fund ongoing operations in the foreseeable future. The Company may also seek equity financing to replace both short-term and long-term debts.

Management of the Company believes that the Company’s negative working capital will continue to improve throughout the remainder of 2016. Management expects the improvement to come from improved operating results. Management anticipates that these improvements will enable the Company to fund ongoing operations.

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

Property and equipment at June 30, 2016 and December 31, 2015, consists of:

	June 30,	December 31,
	2016	2015
Web engine	$9,450	$9,450
Equipment	1,117	1,117
	10,567	10,567
Accumulated depreciation	(10,567)	(9,277)
Property and equipment, net	$-	$1,290

For the six months ended June 30, 2016 and 2015, depreciation of property and equipment amounted $1,290 and $1,761, respectively.

NOTE 5. LINE OF CREDIT – RELATED PARTY

On December 31, 2013, the Company entered into an unsecured line of credit agreement with a credit limit of up to $200,000 with an officer and a stockholder, bearing interest at a fixed rate of 7.5% per annum. Net advances and any accrued and unpaid interest are due no later than December 2017. The outstanding balance on the line of credit at June 30, 2016 and December 31, 2015 was $97,323 and $51,914, respectively, and accrued and unpaid interest was $8,751 and $6,562 as of June 30, 2016 and December 31, 2015, respectively.

NOTE 6. STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10 million shares of common stock, $0.00001 par value per share. Common stock holders are entitled to one vote per share. As of June 30, 2016 and December 31, 2015, the Company had 10 million shares of its common stock issued and outstanding.

NOTE 7. COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES

Operating Lease

The Company rents office space from an unrelated party on a month-to-month basis. For the six months ended June 30, 2016 and 2015, rent expense amounted to $9,607 and $4,421, respectively.

Litigation

During the ordinary course of business, the Company is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.